Exhibit 10.19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 11 TO THE

TUFTS UNIVERSITY LICENSE AGREEMENT

This Amendment No. 11 to the Tufts University License Agreement (this “Amendment”) is made as of November 15, 2017 (the “Amendment Effective Date”) by and between Paratek Pharmaceuticals, Inc., a Delaware corporation with a principal business address at 75 Park Plaza, 4th Floor, Boston, MA 02116 (“Licensee”) and Tufts Unviersity a/k/a Trustees of Tufts College (“Tufts”).  Each of Licensee and Tufts is sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Tufts University License Agreement, effective as of February 1, 1997, and entered into amendments thereto: Amendment No. 1 dated December 29, 1997, Amendment No. 2 dated July 31, 1998, Amendment No. 3 dated June 3, 1999, Amendment No. 4 dated August 14, 2000, Amendment No. 5 dated September 10, 2001, Amendment No. 6 dated December 11, 2002, Amendment No. 7 dated July 1, 2003, Amendment No. 8 dated November 20, 2012, Amendment No. 9 dated June 24, 2014, and Amendment No. 10 dated March 21, 2017 (as so amended, the “License Agreement”);

WHEREAS, the Parties now wish to further amend the License Agreement as set forth herein;

NOW THEREFORE, the Parties agree as follows:

1.	Amendment to Agreement.

Section 3.5(a) of the License Agreement is hereby replaced in its entirety with the paragraph below:

(a)

Sublicense Fees.  For the Medical Field of Use, for each sublicense granted by Licensee for compounds other than omadacycline, Licensee shall pay to Tufts ten percent (10%) of that portion of any sublicense issue fees or license maintenance fees received by Licensee that are reasonably attributable to sublicenses of rights granted to Licensee hereunder.  For the Medical Field of Use, for each sublicense granted by Licensee for the compound omadacycline, Licensee shall pay to Tufts [***] percent ([***]%) of any sublicense issue fees or license maintenance fees received by Licensee.  Funds received by Licensee from a sublicensee for research conducted by Licensee, achievement of product-development related performance milestones, or for equity investments in Licensee will not be subject to any fees hereunder.

2.	Miscellaneous.

The Parties hereby confirm and agree that the License Agreement, as amended hereby and as further provided in this Amendment, together shall constitute the entire amended License Agreement among the Parties, remains in full force and effect and is a binding obligation of the Parties hereto.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Effective Date.

PARATEK PHARMACEUTICALS, INC.		TUFTS UNIVERSITY A/K/A TRUSTEES OF TUFTS COLLEGE

By:	/s/ William M. Haskel	By:	/s/ Larry R. Steranka
Name:	William M. Haskel	Name:	Larry R. Steranka
Title:	Sr. VP	Title:	Director Technology Transfer